UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2016

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2016, Independence Realty Trust, Inc. (“IRT”) entered into an agreement to complete a management internalization (the “Internalization”) and separation from RAIT Financial Trust (“RAIT”) and certain of its affiliates. The Internalization will consist of two parts: (i) the acquisition of IRT’s external advisor, which is a subsidiary of RAIT, and (ii) the acquisition of certain assets and the assumption of certain liabilities relating to the multifamily property management business of RAIT, including property management contracts relating to apartment properties owned by IRT, RAIT and third parties. The purchase price for the Internalization is $43.0 million, subject to certain prorations at closing. In addition, IRT has agreed to repurchase up to all of the shares of IRT common stock owned by certain of RAIT’s subsidiaries, subject to certain conditions, as described below (the “Stock Repurchase”).

Upon closing of the Internalization, each of Scott F. Schaeffer, IRT’s Chief Executive Officer, Farrell Ender, IRT’s President, and James J. Sebra, IRT’s Chief Financial Officer (“CFO”), are expected to enter into employment agreements with IRT. Messrs. Schaeffer and Ender are expected to terminate their employment with RAIT and become employees of IRT upon closing. Mr. Sebra is expected to remain the CFO of RAIT until the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the U.S. Securities and Exchange Commission. In addition, more than 400 current employees of RAIT and the property manager are expected to become employees of IRT.

Each of the Internalization and Stock Repurchase are conditioned upon, among other things, the successful underwritten offering of at least $83.0 million of IRT common stock (the “Offering”) and certain third party consents. As part of the Stock Repurchase, IRT has agreed to repurchase up to 7,269,719 shares of IRT common stock from subsidiaries of RAIT (representing all the shares of IRT common stock that RAIT owns), subject to market conditions as advised by the underwriters in the Offering. The purchase price for the repurchased shares will be equal to the price to the public in the Offering less any underwriting discounts or commissions. The Internalization is expected to close some time after the Stock Repurchase upon the satisfaction of certain closing conditions, including the entry into employment agreements with the executives named above.

The Internalization and Stock Repurchase will occur pursuant to a Securities and Asset Purchase Agreement (the “Purchase Agreement”), entered into on September 27, 2016. The IRT-related parties (the “Buyer Parties”) to the Purchase Agreement are IRT and Independence Realty Operating Partnership, LP, which is IRT’s operating partnership. The RAIT-related parties to the Purchase Agreement (the “Seller Parties”) are RAIT, RAIT TRS, LLC, Jupiter Communities, LLC d/b/a RAIT Residential, which is IRT’s property manager, and certain selling stockholders.

The Buyer Parties and the Seller Parties have made customary representations, warranties and covenants to each other in the Purchase Agreement, which also includes customary indemnification provisions. In addition to the closing conditions described above, each party’s obligation to consummate the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including, but not limited to: (i) the accuracy of representations and warranties of each of Buyer Parties and the Seller Parties, (ii) the absence of certain legal impediments to the consummation of the transactions, and (iii) all closing deliverables required by each of the Buyer Parties and the Seller Parties being executed and delivered to the other party. In advance of signing the Purchase Agreement, IRT obtained a waiver from KeyBank National Association under its $325 million senior secured credit facility to allow for the Stock Repurchase.

By its terms, the parties may terminate the Purchase Agreement if (i) the other party breaches a representation or warranty or fails to comply with any covenant that would result in the failure of a closing condition and such breach is not cured within 30 days, (ii) closing has not occurred by January 31, 2017 (provided that this date will be automatically extended to March 1, 2017 if the Offering occurs prior to January 31, 2017) or (iii) a government authority has prohibited the transaction or denied a necessary approval. If the Purchase Agreement is terminated due to a material breach, then the non-breaching party is entitled to a termination fee of up to $3.4 million (the “Termination Fee”) for actual documented expenses incurred in conjunction with the Purchase Agreement. The Seller Parties are entitled to the Termination Fee if the Offering does not occur by January 31, 2017.

Pursuant the terms of the Purchase Agreement, at the closing of the Internalization, IRT and RAIT will enter into a shared services agreement, pursuant to which RAIT and IRT will provide each other certain transitional services such as information technology, human resources, insurance, investor relations, legal, tax and accounting for a six-month transition period after the closing.

The transactions and the agreement described above were approved by a Special Committee consisting solely of independent directors of the Company with advice from legal and financial advisors. The Special Committee also obtained a fairness opinion from Citigroup Global Markets Inc.

The foregoing descriptions of the Purchase Agreement, the related ancillary agreements and the transactions do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. The Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about IRT or the other parties thereto or any of their respective businesses.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective upon closing of the Internalization described in Item 1.01 above, IRT expects to enter into an employment agreement with each of the following executive officers of IRT: Scott F. Schaeffer, Chief Executive Officer, Farrell Ender, President, and James J. Sebra, Chief Financial Officer.

Item 8.01.	Other Events.

The Company issued a press release on September 27, 2016 announcing that it had entered into the Purchase Agreement and describing the related transactions. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated September 27, 2016 (1)

99.1	Press Release issued on September 27, 2016

(1)	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. IRT will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE REALTY TRUST, INC.

Date: September 27, 2016	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement dated September 27, 2016

99.1	Press Release issued on September 27, 2016